EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Delta Petroleum Corporation
We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading “Experts” in the Form S-3.
Our report on Delta Petroleum Corporation dated September 3, 2004, refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.

/s/ KPMG LLP
KPMG LLP
Denver, Colorado
August 12, 2005